As filed with the Securities and Exchange Commission on June 3, 2004

                        Registration Nos. 333-86668, 333-59156, 333-55684, 333-
                                          78089, 333-51793, 333-69857, 333-
                                          30217, 333-07189, 33-35544, 33-64874,
                                          333-104683 and 333-05997
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            --------------------
Post-Effective Amendment No. 1 to Registration Statements Nos. 333-86668, 333-
    59156, 333-55684, 333-78089, 333-69857, 333-30217, 333-07189, 33-35544,
                    33-64874, 333-104683 and 333-05997

   Post-Effective Amendment No. 2 to Registration Statement No. 333-51793

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           --------------------
                             C. R. BARD, INC.
            (Exact name of registrant as specified in its charter)
              New Jersey                                     22-1454160
(State or other jurisdiction of incorporation or          (I.R.S. employer
             organization)                               identification no.)


                              730 Central Avenue
                         Murray Hill, New Jersey 07974
(Address, including zip code, of registrant's principal executive offices)
                           -------------------


                         1990 Stock Option Plan
 1988 Directors Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated)
  1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)
        1998 Employee Stock Purchase Plan of C. R. Bard, Inc.
           C. R. Bard, Inc. Management Stock Purchase Plan
         Employees' Retirement Savings Plan of C. R. Bard, Inc.
 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)
                        (Full title of the plans)
                          --------------------
                         Nadia J. Bernstein, Esq.
                            C. R. Bard, Inc.
                          730 Central Avenue
                      Murray Hill, New Jersey 07974
                  (Name and address of agent for service)

                            (908) 277-8000
      (Telephone number, including area code, of agent for service)
                          --------------------
              Copies of all notices, orders and communication to:
                           Alan D. Schnitzer, Esq.
                       Simpson Thacher & Bartlett LLP
                            425 Lexington Avenue
                          New York, New York 10017
                          ---------------------

                               EXPLANATORY NOTE

         This Post-Effective Amendment to the Company's Registration Statements on Form S-8 (Nos. 333-86668, 333-59156, 333-55684, 333-78089,
333-51793, 333-69857, 333-30217, 333-07189, 33-35544, 33-64874, 333-104683 and
333-05997) (the "Registration Statements"), which relate to the Company's equity-based compensation plans, is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), to reflect a one hundred percent increase in the number of shares of common stock, $.25 par value, of the Company (the "Common Stock"), covered by such Registration Statements as a result of the Company's two-for-one stock split effected in the form of a stock dividend payable on May 28, 2004 to shareholders of record on May 17, 2004. Pursuant to Rule 416(a) under the Securities Act, the Registration Statements are also amended to cover any additional shares of Common Stock which may be issued under the applicable equity-based compensation plans to prevent dilution resulting from any subsequent stock split, stock dividend or similar transaction.

         The contents of the Registration Statements are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

1.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with this Registration Statement.

2.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 4. Description of Securities.

         Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 5.  Interests of Named Experts and Counsel.

         Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 6.  Indemnification of Directors and Officers.

         Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5 Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

         23.1     Consent of Independent Registered Public Accounting Firm*

         23.2     Information Regarding Consent of Arthur Andersen LLP*

         23.3     Consent of Drinker Biddle & Reath LLP (included in
                  Exhibit 5)

         24       Powers of Attorney*

----------------

*        Filed herewith

Item 9.  Undertakings.

         Not required to be filed with this Registration Statement pursuant to General Instruction E on Form S-8.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 3rd day of June 2004.

                                        C. R. BARD, INC.

                                        By:  /s/  Timothy M. Ring
                                           -----------------------------------
                                           Name:  Timothy M. Ring
                                           Title: Chairman and
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 3rd day of June 2004.

          Signature                                          Title

             *
------------------------------        Chairman and Chief Executive Officer
       Timothy M. Ring                and Director (Principal Executive Officer)

             *
------------------------------        Senior Vice President and Chief Financial
     Todd C. Schermerhorn             Officer (Principal Financial Officer)

             *
------------------------------        Vice President and Controller (Principal
       Charles P. Grom                Accounting Officer)

             *
------------------------------        Director
     Marc C. Breslawsky

             *                        Director
------------------------------
     T. Kevin Dunnigan

             *
------------------------------        Director
     Herbert L. Henkel

             *
------------------------------        Director
   William H. Longfield

             *
------------------------------        Director
    Theodore E. Martin

             *
------------------------------        Director
      Anthony Welters

             *
------------------------------        Director
       Tony L. White

* By: /s/ Timothy M. Ring
     -------------------------
          Timothy M. Ring
          Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

5 Opinion of Drinker Biddle & Reath LLP, regarding legality of securities being registered*

23.1              Consent of Independent Registered Public Accounting Firm*

23.2              Information Regarding Consent of Arthur Andersen LLP*

23.3              Consent of Drinker Biddle & Reath LLP (included in
                  Exhibit 5)

24                Powers of Attorney*

--------------------
*   Filed electronically herewith